SUPPLEMENT
to the
Loan and Security Agreement
dated as of November 17, 2010
among
Bacterin International Holdings, Inc., and
Bacterin International, Inc.
(each individually a “Borrower” and collectively, “Borrowers”)
and
Venture Lending & Leasing V, Inc. (“VLL5”)
and
Venture Lending & Leasing VI, Inc. (“VLL6”)
(each of VLL5 and VLL6, as “Lender”)

This is a Supplement identified in the document entitled Loan and Security Agreement dated as of November 17, 2010 (as the same may be amended, restated, supplemented and modified from time to time, the “Loan and Security Agreement”), by and among Borrowers and Lender.  All capitalized terms used in this Supplement and not otherwise defined in this Supplement have the meanings ascribed to them in Article 10 of the Loan and Security Agreement, which is incorporated in its entirety into this Supplement.  In the event of any inconsistency between the provisions of the Loan and Security Agreement and this Supplement, this Supplement is controlling.

The parties are entering into this single Supplement to the Loan and Security Agreement for convenience, and this Supplement is and shall be interpreted for all purposes as separate and distinct agreements between Borrowers and VLL5, on the one hand, and Borrowers and VLL6, on the other hand, and nothing in this Supplement shall be deemed a joint venture, partnership or other association between VLL5 and VLL6.  Each reference in this Supplement to “Lender” shall mean and refer to each of VLL5 and VLL6, singly and independent of one another.  Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under the Loan and Security Agreement, as supplemented hereby, are several and not joint obligations of VLL5 and VLL6, and all rights and remedies of “Lender” under the Loan and Security Agreement, as supplemented hereby, may be exercised by VLL5 and/or VLL6 independently of one another.

In addition to the provisions of the Loan and Security Agreement, the parties agree as follows:

Part 1. - Additional Definitions:

“Additional Reserve” means, as the context may require, the VLL5 Additional Reserve or the VLL6 Additional Reserve.  Each Lender’s Additional Reserve is several and not joint with the Additional Reserve of the other Lender.

“A/R Facility” is defined in Section 3 of Part 2 of this Supplement.

“Bank” is defined in Section 3 of Part 2 of this Supplement.

“Commitment” means, as the context may require, the VLL5 Commitment or the VLL6 Commitment.  Each Lender’s Commitment is several and not joint with the Commitment of the other Lender.

“Designated Rate”:  The Designated Rate for each Growth Capital Loan shall be a fixed rate of interest per annum equal to the Prime Rate as published on the Business Day on which Lender prepares the Note for such Loan, plus 6.5%, provided, that in no event shall the Designated Rate for a Growth Capital Loan be less than 9.75%.

“EBITDA” means, with respect to Parent and its Subsidiaries  on a Consolidated basis for any period, net income determined in accordance with GAAP (determined for purposes hereof without giving effect to extraordinary, unusual or nonrecurring gains or losses) for such period plus the sum of all amounts deducted in arriving at such net income amount in respect of (i) interest expense, (ii) federal, state and local income taxes, (iii) depreciation of fixed assets and amortization of intangible assets, (iv) non-cash charges for goodwill write offs and write downs, (v) non-cash charges for employee compensation plans, and (vi) other non-cash items reducing net income, minus non-cash items increasing net income for such period.

“Final Payment”:  Each Growth Capital Loan shall have a Final Payment equal to 4.174% of the original principal amount of such Loan.

“Growth Capital Loan” means any Loan requested by Borrowers and funded by Lender under its Commitment for general corporate purposes of Borrowers.

“Interest-Only Rate”:  The Interest-only Rate for each Growth Capital Loan shall be a fixed rate of interest per annum equal to 12.50%.

“Loan” or “Loans” mean, as the context may require, individually a Growth Capital Loan, and collectively, the Growth Capital Loans.

“Prime Rate” means the “prime rate” of interest, as published from time to time by The Wall Street Journal in the “Money Rates” section of its Western Edition newspaper.

“Termination Date” means the earlier of: (i) the date Lender may terminate making Growth Capital Loans or extending other credit pursuant to the rights of Lender under Article 7 of the Loan and Security Agreement; or (ii)(A) with respect to the First Tranche of the Commitment, November 17, 2010; and (B) with respect to the Second Tranche of the Commitment, April 30, 2011.

“Threshold Amount”: One Hundred Thousand Dollars ($100,000).

“VLL5 Additional Reserve” means VLL5’s agreement to reserve from its capital available for funding loan commitments to third party borrowers an amount equal to $1,500,000 for, subject to Part 2, Section 9 hereof, the purposes of committing at a future date to make, and making Loans to Borrowers pursuant to the Loan and Security Agreement and any other Loan Documents executed and delivered in connection therewith.

“VLL5 Commitment”:  Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL5 commits to make Growth Capital Loans to Borrowers in an original principal amount not to exceed of Two Million Five Hundred Thousand Dollars ($2,500,000).  The VLL5 Commitment shall be divided into two (2) equal tranches in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) each, which shall be referred to herein as the “First Tranche” and the “Second Tranche” of the VLL5 Commitment, respectively.

“VLL6 Additional Reserve” means VLL6’s agreement to reserve from its capital available for funding loan commitments to third party borrowers an amount equal to $1,500,000 for, subject to Part 2, Section 9 hereof, the purposes of committing at a future date to make, and making Loans to Borrowers pursuant to the Loan and Security Agreement and any other Loan Documents executed and delivered in connection therewith.

“VLL6 Commitment”:  Subject to the terms and conditions set forth in the Loan and Security Agreement and this Supplement, VLL6 commits to make Growth Capital Loans to Borrowers in an original principal amount not to exceed of Two Million Five Hundred Thousand Dollars ($2,500,000).  The VLL6 Commitment shall be divided into two (2) equal tranches in the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) each, which shall be referred to herein as the “First Tranche” and the “Second Tranche” of the VLL6 Commitment, respectively.

Part 2. - Additional Covenants and Conditions:

1.           Commitment; Conditions Precedent with respect to First Tranche and Second Tranche; Funding and Repayment of Growth Capital Loans.

(a)           Conditions Precedent Regarding First Tranche.  In addition to the other conditions precedent specified in Articles 2 and 4 of the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the First Tranche of Lender’s Commitment is subject to the receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment, that as of the date of the Borrowing Request for such Loan: (i) either (A) Borrowers have received a payoff letter, in form and substance satisfactory to Lender, from the City of Belgrade indicating the total amount of Borrowers’ Indebtedness to the City of Belgrade as of the funding date of the Loan, a portion of the proceeds of which will be used to repay in full all of such Indebtedness, or (B) Borrowers’ Indebtedness to the City of Belgrade has been repaid in full; and (ii) either (A) Borrowers have received a payoff letter, in form and substance satisfactory to Lender, from Valley Bank indicating the total amount of Bacterin International Inc.’s Indebtedness to Valley Bank as of the funding date of the Loan pursuant to Loan # 31057715 (the “Valley Bank Loan”), a portion of the proceeds of which will be used to repay in full all of such Indebtedness, or (B) Borrowers’ Indebtedness to Valley Bank pursuant to the Valley Bank Loan has been repaid in full and Valley Bank’s Liens on Bacterin International Inc.’s personal property have been terminated and released; and (iii) either (A) Borrowers have received a payoff letter, in form and substance satisfactory to Lender, from the Hamilton Group (Delaware), Inc. (“Hamilton Group”) indicating the total amount of Borrowers’ Indebtedness to Hamilton Group as of the funding date of the Loan, a portion of the proceeds of which will be used to repay in full all of such Indebtedness, or (B) Borrowers’ Indebtedness to the Hamilton Group has been repaid in full; and (iv) either (A) Borrowers have received evidence, in form and substance satisfactory to Lender  from each shareholder to which Borrowers are indebted as of the Closing Date, indicating the total amount of Borrowers’ Indebtedness to such shareholders as of the funding date of the Loan, a portion of the proceeds of which will be used to repay in full all of such Indebtedness, or (B) Borrowers’ Indebtedness to each such shareholder has been repaid in full.  Borrowers represent that the shareholders do not have Liens on either Borrower’s personal property.

(b)           Additional Condition Precedent Regarding Second Tranche.  In addition to the satisfaction of all the other conditions precedent specified in the Loan and Security Agreement and this Supplement, Lender’s obligation to fund the Growth Capital Loan under the Second Tranche of Lender’s Commitment is subject to receipt by Lender of evidence satisfactory to it, as determined by Lender in its reasonable judgment, that Parent and its Subsidiaries on a Consolidated basis have achieved at least ninety percent (90%) of their revenue, EBITDA and cash plan for the period commencing on September 1, 2010 and ending on March 30, 2011, as such figures are set forth in the plan dated September 23, 2010.

(c)           Funding of Growth Capital Loans. Subject to the terms and conditions of the Loan and Security Agreement and this Supplement (including Section 1(a) above with respect to the First Tranche and Section 1(b) above with respect to the Second Tranche), Lender agrees to make Growth Capital Loans to Borrowers from time to time from the Closing Date up to and including the applicable Termination Date in an aggregate original principal amount up to but not exceeding the then unfunded portion of its Commitment.

(d)           Repayment of Growth Capital Loans.  Principal of and interest on each Growth Capital Loan shall be payable as set forth in a Note evidencing such Loan (substantially in the form attached hereto as Exhibit “A”), which Note shall provide substantially as follows:  principal and interest at the Designated Rate shall be fully amortized over a period of thirty (30) months in equal, monthly installments (the “Amortization Period”), commencing after an initial 6-month period of interest-only, monthly payments at the Interest-Only Rate.  In particular, on the Borrowing Date applicable to such Growth Capital Loan, Borrowers shall pay to Lender (i) if the Borrowing Date is not the first day of the month, interim interest only at a rate per month equal to 1.083%, in advance, on the outstanding principal balance of the Growth Capital Loan for the period from the Borrowing Date through the last day of the calendar month in which such Borrowing Date occurs, and (ii) the first interest-only installment payment at the Interest-Only Rate, in advance, on the outstanding principal balance of the Note evidencing such Loan for the ensuing month.  On the first day of the second full month after the Borrowing Date and continuing on the first day of each of the third, fourth, fifth and sixth months thereafter, Borrowers shall pay interest at the Interest-Only Rate, in advance, on the outstanding principal balance of the Loan evidenced by such Note for the ensuing month.  Commencing on the first day of the seventh full month after the Borrowing Date, and continuing on the first day of each consecutive calendar month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive monthly installments in an amount sufficient to fully amortize the Growth Capital Loan evidenced by such Note.  The Final Payment on such Growth Capital Loan shall be due and payable on the same date that the thirtieth (30th) payment is due.

2.           Voluntary Prepayments.

(a)           Prepayment Generally.  Except as set forth in Section 2(b), no Growth Capital Loan may be voluntarily prepaid except as provided in this Section 2(a).  Borrowers may voluntarily prepay all, but not less than all, Growth Capital Loans in whole, but not in part, at any time by tendering to Lender cash payment in respect of such Loans in an amount equal to the sum of:  (i) the accrued and unpaid interest on such Loans as of the date of prepayment; and (ii) an amount equal to the total amount of all scheduled but unpaid payments (including Final Payments) that would have accrued and been payable from the date of prepayment through the stated date of maturity of the Loans had they remained outstanding and been paid in accordance with the terms of the related Notes.

(b)           Prepayment after Eighteen Amortization Payments.  Notwithstanding anything to the contrary in Section 2(a), commencing at any time after Borrowers have made a minimum of eighteen (18) regularly scheduled amortization payments of principal and interest at the Designated Rate on each Loan during the Amortization Period for such Loan, and so long as no Event of Default has occurred and is continuing, Borrowers may voluntarily prepay all, but not less than all, Loans in whole, but not in part, by tendering to Lender cash payment in respect of such Loans in an amount (as determined by Lender) equal to the sum of:  (i) all accrued and unpaid interest on such Loans as of the date of prepayment; (ii) all outstanding principal balances of such Loans as of the date of prepayment; and (iii) an amount equal to the product of (A) 0.80 and (B) the undiscounted, aggregate amount of the interest that would have accrued and been payable after the date of prepayment through the latest repayment date set forth in the Notes evidencing the Loans had they remained outstanding and been paid in accordance with the terms of the related Notes.  For the avoidance of doubt, payments of interest-only at the Interest-Only Rate on a Loan during the applicable interest-only period for such Loan shall not count towards the minimum of the eighteen (18) amortization payments required by the first sentence of this Section 2(b).

3.           Subordination of Lien Priority for Accounts Receivables-Based Bank Financing.  Subject to the conditions precedent in the following proviso, upon written notice of Borrowers to Lender, Lender agrees that (A) it will subordinate the priority of the Liens granted to Lender pursuant to the Security Documents as to that portion of the Collateral consisting of Borrowers’ accounts receivable and related assets (as may be agreed to by Lender)  and cash which constitutes the proceeds thereof, and (B) it will permit a lien on that portion of the Collateral that is not described in clause (A) that is subordinate to the Liens granted to Lender, which Liens shall be granted concurrently with the closing of a loan agreement between Borrowers and a bank or commercial finance lender (“Bank”) which provides loans to Borrowers in an aggregate outstanding principal amount not to exceed $3,000,000 (the “Cap”) based upon a formula of eligible accounts receivable (the “A/R Facility”), provided that as a condition precedent thereto: (i) no Default or Event of Default shall have occurred and be continuing; and (ii) Lender, Bank and Borrowers shall have entered into an intercreditor agreement in form and substance reasonably acceptable to Lender, setting forth the rights and obligations of the parties with respect to their respective Liens on Collateral.  Upon: (a) Parent and its Subsidiaries on a Consolidated basis achieving cumulative EBITDA during a period of two consecutive quarters of at least $4,000,000 in the aggregate; and (b) Borrowers’ management having certified to Lender that it reasonably expects that EBITDA will be positive in future quarters, the Cap shall be eliminated and of no further force and effect.

4.           Issuance of Warrants.

(a)           VLL5 Warrant.  As additional consideration for the making of its Commitment, VLL5 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement a warrant instrument issued by Parent (the “VLL5 Warrant”), exercisable for a number of fully paid and nonassessable shares of Parent’s common stock of the series set forth therein, at an exercise price per share set forth therein.

(b)           VLL6 Warrant.  As additional consideration for the making of its Commitment, VLL6 has earned and is entitled to receive immediately upon the execution of the Loan and Security Agreement and this Supplement a warrant instrument issued by Parent (the “VLL6 Warrant” and together with the VLL5 Warrant, the “Warrants”), exercisable for a number of fully paid and nonassessable shares of Parent’s common stock of the series set forth therein, at an exercise price per share set forth therein.

(c)           General.  The Warrants shall be substantially in the form of Exhibit “D” attached hereto.  Borrowers acknowledge that VLL5 has assigned its rights to receive the VLL5 Warrant to its parent, Venture Lending & Leasing V, LLC, and that VLL6 has assigned its rights to receive the VLL6 Warrant to its parent, Venture Lending & Leasing VI, LLC.  In connection therewith, Parent shall issue the Warrants directly to Venture Lending & Leasing V, LLC, and Venture Lending & Leasing VI, LLC, as applicable.  Upon request of Borrowers, Lender shall furnish to Borrowers a copy of the agreement in which each Lender assigned its rights to receive its Warrants to its parent.

5.           Completion of Due Diligence; Payment and Disposition of Commitment Fee.  As an additional condition precedent under Section 4.1 of the Loan and Security Agreement, Lender shall have completed to its satisfaction its due diligence review of Borrowers’ business and financial condition and prospects, and Lender’s investment committee shall have approved its Commitment.  If this condition is not satisfied, the $50,000 commitment fee (the “Commitment Fee”) previously paid by Borrowers shall be refunded.  VLL5 agrees that with respect to each Growth Capital Loan advanced under its Commitment, on the Borrowing Date applicable to such Loan, VLL5 shall credit against the payments due from Borrowers on such date in respect of such Loan an amount equal to the product of $25,000 and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is $2,500,000, provided that the aggregate amount of such credits made by VLL5 shall not exceed $25,000.  VLL6 agrees that with respect to each Growth Capital Loan advanced under its Commitment, on the Borrowing Date applicable to such Loan, VLL6 shall credit against the payments due from Borrowers on such date in respect of such Loan an amount equal to the product of $25,000 and a fraction the numerator of which is the principal amount of such Loan and the denominator of which is $2,500,000, provided that the aggregate amount of such credits made by VLL6 shall not exceed $25,000.  Except as set forth in this Section 5, the Commitment Fee is not refundable.

6.           Documentation Fee Payment.  Pursuant to Section 9.8(a) of the Loan and Security Agreement, Borrowers shall pay Lender, on demand, Lender’s reasonable documented costs incurred in documenting this transaction and perfecting Lender’s Liens on the Collateral, which amount shall constitute payment for the total amount of Lender’s actual legal fees, costs and expenses incurred in connection with the preparation and negotiation of the Loan Documents, not to exceed Fifty Thousand Dollars ($50,000) in aggregate amount, provided that there are no more than two rounds of comments to Lender’s standard documents.

7.           Primary Operating Account and Wire Transfer Instructions.  Borrowers’ primary operating account and wire transfer instructions are set forth in Part 2.7 of the Disclosure Letter.

8.           Debits to Account for ACH Transfers.  For purposes of Sections 2.2 and 5.10 of the Loan and Security Agreement, the Primary Operating Account shall be the bank account set forth in Part 2.7 of the Disclosure Letter.  Borrowers hereby agree that Loans will be advanced to the account specified above and regularly scheduled payments of principal, interest and Final Payments will be automatically debited from the same account.

9.           Additional Conditions Precedent Regarding Additional Reserve.  Notwithstanding anything to the contrary contained herein or in the other Loan Documents, Lender’s obligation to convert its Additional Reserve into a binding commitment to make Loans to Borrowers pursuant to the terms of the Loan and Security Agreement, this Supplement and any other Loan Documents is subject to Borrowers and Lender having mutually agreed, in writing, to make the Additional Reserve into a binding commitment.  The parties currently contemplate that the “Termination Date” for such future binding commitment, if any, will be December 31, 2011, the amount of any such binding future commitment shall not exceed the lesser of $1,500,000 (per Lender) and 25% of the proceeds Parent receives from the sale of shares of Parent’s equity securities in the next equity financing closed after the date hereof, and that the other terms of any such commitment shall be mutually determined at a later date by Lender and Borrowers.  Lender shall not receive any commitment fee and additional warrant coverage in connection with the Additional Reserve until such time, if any, that it is converted into a binding commitment.

10.         Acknowledgment Regarding City of Belgrade Liens. Each Borrower acknowledges that, as of the Closing Date, the City of Belgrade has filed three liens in the State of Montana against Bacterin, Inc.’s assets (Filing No. 97518343, 71907317, and 79967159, as amended) (the “City of Belgrade Liens”).  As of the Closing Date, Borrowers are unable to terminate or cause the City of Belgrade Liens to be terminated.   In order to facilitate the closing of the transactions contemplated by the Loan and Security Agreement and subject to the last sentence of this Section 10, Lender hereby grants a waiver of the requirements of Section 6.2 of the Loan and Security Agreement with respect to the City of Belgrade Liens for 30 days following the Closing Date.  The foregoing waiver applies only to the specific instance described, and is not a waiver of any subsequent application of the same provisions of the Loan and Security Agreement, nor is it a waiver of any other provision of the Loan and Security Agreement.  Borrowers covenant and agree that no later than 30 days following the Closing Date, they shall terminate or cause such City of Belgrade Liens to be terminated.  Borrowers agree that any failure to terminate or cause the City of Belgrade Liens to be terminated in accordance with the terms of this Section 10 shall constitute an Event of Default under Section 7.1 of the Loan and Security Agreement notwithstanding anything to the contrary in the Loan and Security Agreement.

11.         Acknowledgment Regarding Hamilton Group Liens.  Each Borrower acknowledges that, as of the Closing Date, the Hamilton Group maintains two liens against the assets of Bacterin International, Inc. in the State of Nevada (File No. 2008021742-5 filed July 10, 2009, as amended by File No. 2010001111-9 filed January 12, 2010) and the State of Montana (File No. 97133033 filed July 11, 2008, as amended by File No. 577346759 filed January 26, 2010), and a lien against Bacterin, Inc.’s assets in the State of Montana (File No. 97133033 filed July 11, 2008, as amended by File No. 577346759 filed January 26, 2010) (collectively, the “Hamilton Group Liens”).  As of the Closing Date, Borrowers are unable to terminate or cause the Hamilton Group Liens to be terminated.  In order to facilitate the closing of the transactions contemplated by the Loan and Security Agreement and subject to the last sentence of this Section 11, Lender hereby grants a waiver of the requirements of Section 6.2 of the Loan and Security Agreement with respect to the Hamilton Group Liens for 15 days following the Closing Date.   The foregoing waiver applies only to the specific instance described, and is not a waiver of any subsequent application of the same provisions of the Loan and Security Agreement, nor is it a waiver of any other provision of the Loan and Security Agreement.  Borrowers covenant and agree that no later than 15 days following the Closing Date, they shall terminate or cause such Hamilton Group Liens to be terminated.  Borrowers agree that any failure to terminate or cause the Hamilton Group Liens to be terminated in accordance with the terms of this Section 11 shall constitute an Event of Default under Section 7.1 of the Loan and Security Agreement notwithstanding anything to the contrary in the Loan and Security Agreement.

12.         Acknowledgment Regarding Valley Bank Account.  As of the Closing Date, Borrowers are unable to deliver to Lender account control agreement(s) (“Control Agreements”) with respect to the deposit and securities accounts they maintain at Valley Bank (the “Valley Bank Accounts”) contemplated by Sections 4.1(f), 4.2(e) and 6.11 of the Loan and Security Agreement.  In order to facilitate the closing of the transactions contemplated by the Loan and Security Agreement and subject to the last sentence of this Section 12, Lender hereby grants a waiver of the requirements of Section 4.1(f), 4.2(e) and Section 6.11 of the Loan and Security Agreement with respect to the Valley Bank Accounts.  The foregoing waiver applies only to the specific instance described, and is not a waiver of any subsequent application of the same provisions of the Loan and Security Agreement, nor is it a waiver of any other provision of the Loan and Security Agreement.  In consideration of the foregoing waiver, Borrowers agree that no later than the date which is 30 days following the Closing Date, Borrowers shall either: (a) close such Valley Bank Account and transfer all funds on deposit at such Valley Bank Account to the Bridge Bank Account specified in Part 2.7 of the Disclosure Letter; or (b) deliver or cause to be delivered to Lender the Control Agreements for the Valley Bank Accounts.  Borrowers agree that any failure to deliver the Control Agreements in accordance with the terms of this Section 12 shall constitute an Event of Default under Section 7.1 of the Loan and Security Agreement notwithstanding anything to the contrary in the Loan and Security Agreement.

Part 3. - Additional Representations:

Each Borrower, jointly and severally, represents and warrants that as of the Closing Date and each Borrowing Date the statements set forth in Part 3 of the Disclosure Letter are true and correct as of the date hereof.

Part 4. - Additional Loan Documents:

Form of Note	Exhibit “A”
Form of Borrowing Request	Exhibit “B”
Form of Compliance Certificate	Exhibit “C”
Form of Warrants	Exhibit “D”
Form of Landlord Waiver	Exhibit “E”
Form of Legal Opinion	Exhibit “F”
Form of Intellectual Property Security Agreement	Exhibit “G”

Remainder of this page intentionally left blank; signature page follows

[Signature page to Supplement]

IN WITNESS WHEREOF, the parties have executed this Supplement as of the date first above written.

BORROWERS:

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:	/s/ John Gandolfo
Name:	John Gandolfo
Title:	CFO

Address for Notices:	600 Cruiser Lane
Belgrade, MT 59714
Attn: J. Gandolfo
Fax # 406-388-1354
Phone # 406-388-0408

BACTERIN INTERNATIONAL, INC.

By:	/s/ John Gandolfo
Name:	John Gandolfo
Title:	CFO

Address for Notices:	600 Cruiser Lane
Belgrade, MT 59714
Attn: J. Gandolfo
Fax # 406-388-1354
Phone # 406-388-0408

[Signature page to Supplement]

LENDER:

VENTURE LENDING & LEASING V, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	President and CEO

Address for Notices:	2010 North First Street, Suite 310
San Jose, California 95131
Attn: Chief Financial Officer
Fax # 408-436-8625
Phone # 408-436-8577

VENTURE LENDING & LEASING VI, INC.

By:	/s/ Maurice Werdegar
Name:	Maurice Werdegar
Title:	President and CEO

Address for Notices:	2010 North First Street, Suite 310
San Jose, California 95131
Attn: Chief Financial Officer
Fax # 408-436-8625
Phone # 408-436-8577

EXHIBIT “A”

FORM OF PROMISSORY NOTE

[Note No. X-XXX]

$____________________	____________________, 201_
San Jose, California

The undersigned (“Borrowers”), jointly and severally, promise to pay to the order of VENTURE LENDING & LEASING [V/VI], INC., a Maryland corporation (“Lender”), at its office at 2010 North First Street, Suite 310, San Jose, California 95131, or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ Dollars ($__________), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to [the Prime Rate as published on the Business Day on which Lender prepares this Note plus 6.50%, but in no event less than 9.75%]  (the “Designated Rate”), except as otherwise provided herein, according to the payment schedule described herein, and a Final Payment in the sum of [4.174% of face amount of this Note] Dollars ($__________) payable on the date set forth below.

This Note is one of the Notes referred to in, and is entitled to all the benefits of, a Loan and Security Agreement dated as of November 17, 2010, between Borrowers and Lender (as the same has been and may be amended, restated and supplemented from time to time, the “Loan Agreement”).  Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement.  The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events.

Principal of and interest on this Note shall be payable as follows:

On the Borrowing Date, Borrowers shall pay [(i) if the Borrowing Date is not the first day of the month:  interest only at a fixed rate per month equal to 1.083%, in advance, on the outstanding principal balance of this Note for the period from the Borrowing Date through    [the last day of the same month]___; and (ii)] interest only at a rate per annum equal to 12.50% (the “Interest-Only Rate”), in advance, on the outstanding principal balance of this Note in the amount of $_____________ for the month of [date of first regular interest only installment].

Commencing on [the first day of the second full month after the Borrowing Date], and continuing on the first day of each of the third, fourth, fifth and sixth full months thereafter, Borrowers shall make payments, in advance, of interest only at the Interest-Only Rate on the outstanding principal balance of this Note in the amount of $_____________ each.

Commencing on the first day of the seventh full month after the Borrowing Date, and continuing on the first day of each consecutive month thereafter, principal and interest at the Designated Rate shall be payable, in advance, in thirty (30) equal consecutive installments of _________________________________ Dollars ($__________) each.  The Final Payment and any unpaid expenses, fees, interest and principal amount shall be due and payable on          [same date as 30th payment is due]

This Note may be voluntarily prepaid only as permitted under Section 2 of Part 2 of the Supplement to the Loan Agreement.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, at a rate per annum equal to the Default Rate.  Borrowers shall pay such interest on demand.

Interest, charges and fees shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used.  In no event shall Borrowers be obligated to pay interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

If Borrowers are late in making any payment under this Note by more than five (5) days, Borrowers agree to pay a “late charge” of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment.  This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts.  Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments.  Borrowers further agree that proof of actual damages would be costly and inconvenient.  Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Note or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

This Note shall be governed by, and construed in accordance with, the laws of the State of California, excluding those laws that direct the application of the laws of another jurisdiction.

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Its:

BACTERIN INTERNATIONAL, INC.

By:
Name:
Its:

EXHIBIT “B”

FORM OF BORROWING REQUEST

[Date]

Venture Lending & Leasing [V/VI], Inc.
2010 North First Street, Suite 310
San Jose, CA 95131

Re:	Bacterin International Holdings, Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of November 17, 2010 (as the same has been and may be amended, restated and supplemented from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Venture Lending & Leasing [V/VI], Inc. (“VLL”) and Bacterin International Holdings, Inc., and Bacterin International, Inc. (the “Borrowers”).

The undersigned is an authorized officer of each of the Borrowers, and hereby requests on behalf of the Borrowers a Loan under the Loan Agreement, and in that connection certifies as follows:

1.           The amount of the proposed Loan is ___________________________ and __/100 Dollars ($______________).  The Borrowing Date of the proposed Loan is ___________ __, 201___.

2.           As of this date, no Default or Event of Default has occurred and is continuing, or will result from the making of the proposed Loan, the representations and warranties of the Borrowers contained in Article 3 of the Loan Agreement and Part 3 of the Supplement are true and correct in all material respects, and the applicable conditions precedent described in Article 4 of the Loan Agreement and Part 2 of the Supplement have been met.

3.           No event that has had or could reasonably be expected to have a Material Adverse Change has occurred.

4.           Parent’s most recent financial projections or business plan dated ____________, as approved by such Parent’s Board of Directors on _______________, is enclosed herewith in the event such financial projections or business plan have not been previously provided to VLL.

The Borrowers shall notify you promptly before the funding of the Loan if any of the matters to which I have certified above shall not be true and correct on the Borrowing Date.

Very truly yours,

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:*

* Must be executed by Parent’s Chief Financial Officer or other executive officer.

BACTERIN INTERNATIONAL, INC.

By:
Name:
Title:*

* Must be executed by Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “C”

FORM OF
COMPLIANCE CERTIFICATE

Venture Lending & Leasing V, Inc.
Venture Lending & Leasing VI, Inc.
2010 North First Street, Suite 310
San Jose, CA 95131

Re:	Bacterin International Holdings, Inc.

Ladies and Gentlemen:

Reference is made to the Loan and Security Agreement dated as of November 17, 2010 (as the same has been and may be amended, restated, modified and supplemented from time to time, the “Loan Agreement”, the capitalized terms used herein as defined therein), between Bacterin International Holdings, Inc. (the “Borrowers”) and each of Venture Lending & Leasing V, Inc. and Venture Lending & Leasing VI, Inc. (each, “Lender”).

The undersigned authorized representative of the Borrowers hereby certify that in accordance with the terms and conditions of the Loan Agreement, (i) no Default or Event of Default has occurred and is continuing, except as noted below, and (ii) the Borrowers are in complete compliance for the financial reporting period ending ___________ with all required financial reporting under the Loan Agreement, except as noted below.  Attached herewith are the required documents supporting the foregoing certification.  The undersigned further certifies that the accompanying financial statements have been prepared in accordance with the Borrowers’ past practices applied on a consistent basis throughout the periods indicated.  The financial statements fairly present in all material respects in accordance with GAAP the financial condition and operating results of the Parent and its subsidiaries as of the dates, and for the periods, indicated therein, excluding footnotes and subject to normal year-end audit adjustments (in the case of interim monthly financial statements), except as explained below.

Please provide the following requested information and
indicate compliance status by circling Yes/No under “Complies”:

REPORTING REQUIREMENT	REQUIRED	COMPLIES

Monthly Financial Statements	Monthly within 45 days	YES / NO

Operating Budgets/
Updated Capitalization Tables	As modified	YES / NO

Audited, Annual Financial Statements	Annually within 90 days	YES / NO

Date of most recent Board-approved budget/plan: ____________________
Any change in budget/plan since version most recently delivered to Lender? YES/NO
If YES, please attach

Date of most recent capitalization table: ____________________
Any changes in capitalization table since version most recently delivered to Lender? YES/NO
If YES, please attach a copy of latest capitalization table

Any Patents, Trademarks and Copyrights applied	Quarterly within 30 days	YES / NO
and/or filed with the U.S. Patent &

Trademark Office or U.S. Copyright Office
during the quarter ending ______________?  YES/NO
If YES, please list by application/registration number and title

Date of Last Round Raised by Parent:   _____________
Has there been any new financing since the last Compliance Certificate submitted?  YES/NO
Please complete information below each time this Compliance Certificate is furnished to Lender

Date Closed: ______________   Per Share Price:  $_________________
Amount Raised: _______________

Any stock splits since date of last report?  YES/NO
If YES, please provide any information on stock splits which would affect valuation:

Any dividends since date of last report?  YES/NO
If YES, please provide any information on dividends which would affect valuation:

Any unusual terms?  (ie. Anti-dilution, multiple preference, etc.)  YES/NO
If YES, please explain:

AGREEMENTS WITH PERSONS IN POSSESSION OF TANGIBLE COLLATERAL

Pursuant to Section 5.9(e) of the Loan Agreement, the Borrowers represent and warrant that: (i) as of the date hereof, tangible Collateral is located at the addresses set forth below; and (ii) a Waiver has been executed and delivered to Lender with respect to each such location at which the value of the Collateral located there is greater than $25,000 [Note: If the Borrowers have located Collateral at any new location since the date of the last Compliance Certificate, please so indicate].

	Location of Collateral	Value of Collateral at such Locations	Waiver In place?	Complies?	New Location?

1.)		$	YES / NO	YES / NO	YES / NO

2.)		$	YES / NO	YES / NO	YES / NO

3.)		$	YES / NO	YES / NO	YES / NO

4.)		$	YES / NO	YES / NO	YES / NO

ACCOUNT CONTROL AGREEMENTS

Pursuant to Section 6.11 of the Loan Agreement, the Borrowers represent and warrant that: (i) as of the date hereof, it maintains only those deposit and investment accounts set forth below; and (ii) a control agreement has been executed and delivered to Lender with respect to each such account [Note: If the Borrowers have established any new account(s) since the date of the last compliance certificate, please so indicate].

Deposit Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

Investment Accounts

	Name of Institution	Account Number	Control Agt. In place?	Complies	New Account

1.)			YES / NO	YES / NO	YES / NO

2.)			YES / NO	YES / NO	YES / NO

3.)			YES / NO	YES / NO	YES / NO

4.)			YES / NO	YES / NO	YES / NO

EXPLANATIONS

Very truly yours,

BACTERIN INTERNATIONAL HOLDINGS, INC.

By:
Name:
Title:*

* Must be executed by the Borrower’s Chief Financial Officer or other executive officer.

EXHIBIT “D”

FORM OF WARRANT

EXHIBIT “E”

FORM OF LANDLORD WAIVER

EXHIBIT “F”

FORM OF LEGAL OPINION

EXHIBIT “F”

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

BROADLANE CONTRACT NO. GB-365

AGREEMENT
FOR
BONE ALLOGRAFT, DBM, AND BONE GRAFT SUBSTITUTE PRODUCTS

between

BROADLANE, INC.

and

BACTERIN INTERNATIONAL, INC.

EFFECTIVE DATE: MAY 1, 2010

This Agreement for Bone Allograft and Bone Graft Substitute Products (this "Agreement"), effective as of May 1, 2010 (the "Effective Date"), is between Broadlane, Inc., a Delaware corporation ("Broadlane"), and Bacterin International, Inc., a Nevada corporation ("Supplier"), and remains in effect for 3 years commencing on the Effective Date and expiring on April 30, 2013 (the "Term"). Broadlane and Supplier agree as follows:

SECTION 1

ORGANIZATION AND BACKGROUND

1.1 Definitions.

1.1.1 Broadlane Customer. "Broadlane Customer" means any health care provider (including, but not limited to, any hospital, physician office, nursing home, ambulatory surgery center, home care agency, diagnostic imaging center, long-term care facility, etc.) for whom Broadlane provides services in connection with this Agreement and that designates Broadlane as its purchasing agent. "Broadlane Customer" also includes a parent corporation of a health care provider that enters into an agreement with Broadlane designating Broadlane as the purchasing agent of the health care provider. Supplier must access a current list of Broadlane Customers at http://vendors.broadlane.com on a monthly basis.

1.1.2 Customer. "Customer" means any Broadlane Customer purchasing Products under this Agreement.

1.1.3 Product. "Product" means any product and service listed on Exhibit A (including maintenance, repairs, and upgrades that Supplier performs to these products and services).

1.1.4 Other Definitions. All capitalized terms not otherwise defined have the meanings given to them in Exhibit B.

1.2 Group Purchasing Agreement. This Agreement is a group purchasing agreement through which any Broadlane Customer may elect to purchase Products from Supplier. Supplier may sell the Products directly to the Customers or through an authorized distributor.

1.3 Customers. Any Broadlane Customer may elect to purchase Products under this Agreement, but this Agreement neither (a) obligates any Broadlane Customer to purchase the Products, nor (b) precludes any Broadlane Customer from purchasing Competing Products. Broadlane does not imply any participation levels by the Broadlane Customers. A Customer is bound to the terms and conditions of this Agreement by purchasing Products under this Agreement. Each Customer is liable directly to Supplier or to an authorized distributor, as applicable, for all payments and any other obligations with respect to the Products.

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1.4 Broadlane. Broadlane negotiates contracts for certain products and services on behalf of the Broadlane Customers. Broadlane negotiated and entered into this Agreement as the purchasing agent of the Broadlane Customers, but is not a purchaser of the Products. Except as explicitly set forth in this Agreement, Broadlane has no liability, responsibility, or performance obligations to Supplier relating to any Product.

1.5 Supplier. Supplier sells the Products and entered into this Agreement to offer the Products for sale to all Broadlane Customers. Supplier also desires to access the BroadLink™ and the Web-based Interface so that Supplier can offer products and services to the Broadlane Customers (including the Products) through electronic means.

1.6 Distributor. If any Customer purchases any Product through an authorized distributor, then the applicable terms of the Customer's agreement with the authorized distributor govern all taxes, ordering, invoicing, payment, delivery, and return terms. For sales of any Product to any Customer through an authorized distributor, Supplier's cost of that Product to the authorized distributor must be no higher than that set forth on Exhibit A; but the ultimate price of the Product to the Customer may be higher or lower based on the terms and conditions of the Customer's agreement with the authorized distributor. Broadlane is not a party to Supplier's agreement with any authorized distributor, but Supplier must not change the financial arrangements with any authorized distributor during the Term if that change will result in increased Product prices to any Customer. No authorized distributor is a party to this Agreement, and no authorized distributor has any right as a third-party beneficiary of this Agreement. Broadlane or Supplier may disclose the terms and conditions of this Agreement with an authorized distributor as necessary to facilitate the sale of Products to Customers. Supplier must direct each authorized distributor to disclose all sales data regarding the Customers to Broadlane. For purposes of clarification, Supplier's resellers will not be considered authorized distributors under this Agreement.

SECTION 2

CUSTOMERS

2.1 Third-Party Beneficiary. Broadlane and Supplier are entering this Agreement for the express, intended benefit of the Customers, Broadlane and Supplier. Each Customer is an intended third-party beneficiary of this Agreement. Each Customer may enforce the terms and conditions of this Agreement that affect that Customer. Except as provided in this Section 2.1, there are no other third-party beneficiaries of this Agreement.

2.2 Termination of Existing Contracts. Any Broadlane Customer or Customer wishing to purchase any Product under this Agreement may, at its option and without any penalty or cost, terminate any existing contract or other arrangement with Supplier for the same Products. Supplier must not directly or indirectly contract with any Broadlane Customer or Customer for the Products during the term of this agreement.

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2.3 Qualification for Participation. Any Broadlane Customer (including any entity that becomes a Broadlane Customer after the Effective Date) in any location within the United States (including the District of Columbia) and any class of trade may elect to purchase Products pursuant to the terms and conditions of this Agreement. Supplier must not allow any Broadlane Customer that withdraws or is terminated as a Broadlane Customer to purchase Products pursuant to the terms and conditions of this Agreement.

2.4 Freedom to Purchase. Regardless of anything in this Agreement to the contrary, any Broadlane Customer may elect to purchase a Competing Product without penalty.

SECTION 3

SUPPLIER

3.1 Duty to Sell; Provide Products. Except as set forth in Section 2.3, and to the extent that Products are available in Supplier's inventory, Supplier must offer to sell the Products to any Broadlane Customer electing to purchase Products under this Agreement. To the extent that Products are available in Supplier's inventory, Supplier must make each Product available to any Customer for direct purchase or to authorized distributors/wholesalers for a distributed purchase. Pursuant to the terms of this Agreement, Supplier may, subject to mutual agreement, also enter a consignment arrangement with Customer which details the procedure for Supplier providing a consignment inventory of Products at Customer's location.

3.2 Failure to Supply. Except as noted below and in Exhibit C, if Supplier fails to perform its obligations under Section 3.1, Supplier must give Broadlane and each Customer reasonable notice if a Product becomes unavailable to all of Supplier's customers because of an industry-wide shortage. Provided, however, that this Section 3.2 must not apply if Supplier is prevented from performing its obligations under Section 3.1 by an inability to obtain or shortage of available donors or other materials, an act of nature or the public enemy, terrorism, insurrections, riots, labor disputes (including lockouts or boycotts), fire, explosion, flood or government order. If so affected, Supplier must give prompt written notice to the other party of the cause and take whatever reasonable steps are necessary to relieve the effect of the cause as rapidly as possible.

3.3 Business Continuity/Disaster Plan. Supplier must have a written business continuity/disaster recovery plan, for which Supplier must maintain and test all critical components on a regular basis. Supplier's failure to restore its performance of its obligations under this Agreement within 30 days after an event requiring it to implement the business continuity/disaster recovery plan is a material breach of this Agreement.

3.4 Environmental Disclosures. Supplier must complete and attach the disclosures required by Exhibit G.

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SECTION 4

PURCHASING PRODUCTS

4.1 Pricing.

4.1.1 Firm Pricing. Exhibit A sets forth the prices for each Product. Supplier must not increase these prices during the Term. Supplier may decrease the prices set forth on Exhibit A upon prior written notice to Broadlane, and this notice must include a proposed amended Exhibit A in electronic format. The net pricing includes a discount from Supplier's standard list prices. In addition to these prices, Supplier may offer bulk purchase options to the Customers that offer additional discounts based on a Customer's commitment in connection with Broadlane-sponsored "group buys" or other savings opportunities; but all other terms and conditions of this Agreement apply to those bulk purchase options as if the prices were listed on Exhibit A. If a bulk purchase option is offered to a Customer, then Supplier must provide written notice to Broadlane at the time of the offer.

4.1.2 Taxes.

4.1.2.1 Taxes on Direct Purchases. Supplier must calculate and pay any applicable local and state sales tax or other taxes with respect to the direct purchase of any Product. Unless the applicable Customer is tax-exempt, Supplier may invoice the Customer for these taxes if they are correctly and separately reflected on the invoice.

4.1.2.2 Property Taxes. The party with title to a Product must pay any property tax. Supplier must reimburse any Customer for property tax the Customer pays on a Product owned by Supplier.

4.1.3 Delivery. Supplier must deliver an ordered Product to the Delivery Location not more than two days after Supplier's receipt of the Customer's order for the Product or as otherwise agreed upon by Supplier and Customer. Supplier's normal practice employs express shippers/carriers who comply with tissue standards as stipulated by JCAHO and American Association of Tissue Banks (AATB) requirements. The risk of loss of any Product does not pass to a Customer until the Customer accepts the Product. Any actual shipping costs (no Supplier markup) will be prepaid by Supplier and added to the Customer invoice as a separate line item. Upon any Customer's written request, Supplier must ship Products "freight collect" to the Customer using the carrier and billing information provided by the Customer.

4.1.4 Access. If a Customer desires a third party to purchase any Product on its behalf (including an outsourced clinical engineering service provider, a leasing company financing the acquisition, etc.), then Supplier must (a) sell that Product to the third party at the same price, terms and conditions as though the Customer purchased the Product

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directly, and (b) treat that sale as a sale to that Customer (including, but not limited to, the payment of Administrative Fees).

4.2 Ordering. Any Customer may place a purchase order for any Product through BroadLink or the Web-based Interface (if applicable), an authorized distributor, by telephone, fax, or through electronic order entry directly through Supplier at:

Bacterin International, Inc.
600 Cruiser Lane
Belgrade, MT 59714
sales@bacterin.com
Telephone No.: 406.388.0480 / 888.886.9354
Fax No.: 406.388.3380

There are no minimum order requirements or fees for any Product order, but a Customer must place an order only in Supplier's standard sale unit of measure.

4.3 Invoicing. Supplier is solely responsible for invoicing the Customers for the Products.

4.4 Payment. A Customer will pay for an ordered Product within 45 days after the Customer's receipt of the invoice. Pursuant to the terms of this Agreement, Supplier may also enter in a consignment arrangement with Customer which details the procedure for Supplier providing a consignment inventory of Products at Customer's location and includes the same level of discount from list prices if Customer complies with Supplier's 24 hour reporting of consignment utilization. An additional 2.5% discount may be taken on the invoice if payment is received by Supplier within ten days of invoice date. Supplier may enforce its reasonable credit requirements against any Customer.

4.5 Products.

4.5.1 New Products. If Supplier begins to sell a similar product not listed on Exhibit A, then Supplier must notify Broadlane within 30 days after governmental approval or Supplier's release of the product. At Broadlane's discretion, Broadlane and Supplier may amend Exhibit A to add the new Product at a mutually agreed-upon price.

4.5.2 Discontinuing Products. Supplier may discontinue the manufacture of any Product, but Supplier must replace the discontinued Product with a functionally equivalent Product at a price equal to or less than the discontinued Product.

4.5.3 New Technology. If New Technology becomes available from any source, including Supplier, then Broadlane may evaluate and contract with any supplier so the Broadlane Customers and the Customers have access to New Technology at all times. If Supplier cannot offer New Technology at comparable or lower prices, Broadlane may either (a) amend Exhibit A to add Supplier's New Technology at a mutually agreed-upon

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price; or (b) contract with other suppliers for New Technology. Regardless of whether New Technology is added to this Agreement, Supplier and Broadlane will negotiate in good faith to equitably adjust the pricing for any current Product under this Agreement affected by the New Technology.

4.5.4 Product-Specific Standard Terms and Conditions. Additional terms and conditions related to the Products are set forth on Exhibit D.

4.5.5 Fill Rate. Supplier must provide each Product with a fill rate of not less than 99%.

4.6 Returns. Any Customer may return a Product pursuant to Supplier's return policy, as set forth on Exhibit E.

4.7 Warranties.

4.7.1 Product Warranties. The warranty for each Product is set forth on Exhibit F.

4.7.2 Services Warranty. Supplier represents and warrants that: (a) its Representatives have the skills and qualifications necessary to perform services under this Agreement in a timely, competent, and professional manner in accordance with the highest industry standards and all applicable governmental requirements, laws, ordinances, rules, and regulations; and (b) Supplier is able to fulfill the technical service requirements and all other services requirements of this Agreement.

4.7.3 Manufacturers' Warranties. Upon any Customer's request, Supplier must provide to Broadlane and the Customer copies of all warranties for Products that Supplier receives from its vendors and all manufacturers' warranties. Supplier assigns to Broadlane and to each Customer all vendors' and manufacturers' warranties and rights of action under these warranties and authorizes Broadlane and the Customers to enforce these warranties.

4.7.4 Warranties Cumulative. The warranties provided under this Agreement are cumulative and apply to any replacement or modification of the Products by Supplier or any of its Representatives, and these warranties are in addition to any warranties provided at law or in equity.

SECTION 5

ADMINISTRATIVE FEES

5.1 Calculation of Administrative Fees. Each month, Supplier must pay Broadlane a fee equal to 3% of the aggregate purchase price for all Products that Customers purchased under this Agreement during the prior calendar month, less any credits and returns (the "Administrative Fee"). Supplier must pay the Administrative Fee no later

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than 30 days after the end of each applicable calendar month. Supplier must only pay an Administrative Fee on a Customer's purchases of Products pursuant to the terms and conditions of this Agreement, any related agreement, any related promotion under this Agreement, or any other applicable written agreement between Broadlane and Supplier.

5.2 Administrative Fee Payments. Supplier must pay to Broadlane interest on any past due Administrative Fee owing to Broadlane under this Agreement at the lesser of (a) 1.50% per month, or (b) the maximum interest rate legally permitted. Supplier must send to Broadlane all Administrative Fee payments due to Broadlane at the addresses set forth below:

Broadlane, Inc.
P.O. Box 915119
Dallas, Texas 75397-5119
E-mail: slsrpt@broadlane.com (for transmittal of Sales Data Reports pursuant to Section 7.2)

Overnight Delivery Address
JP Morgan Chase
14800 Frye Road, TX1-0006
Fort Worth, Texas 76155
Attn: Broadlane, Inc., Lockbox # 915119

Wire Transfer
Broadlane, Inc.
JP Morgan Chase
Account # 08806397293
ABA # 113000609
Reference: (Admin. Fee, Contract Number, Payment Period)

SECTION 6

TERMINATION

6.1 Termination for Breach. If any party asserts that another party committed a material breach of this Agreement (including any failure to pay Administrative Fees), then the non-breaching party must notify the breaching party in writing of the specific breach and request that it be cured. If the breaching party does not cure the breach within 30 days after notice, then the non-breaching party may terminate this Agreement without cost or penalty by sending written notice to the breaching party.

6.2 Termination for Ineligibility. Broadlane may immediately terminate this Agreement if Supplier or any of Supplier's key personnel is convicted of an offense related to health care or listed by a federal agency as being debarred, excluded, or otherwise ineligible for federal program participation.

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6.3 Effect of Termination. The termination of this Agreement by either party (a) does not excuse either party from performing any duty or obligation assumed under this Agreement before termination, (b) does not have the effect of waiving any right either party may have to obtain performance, and (c) does not preclude the non-breaching party from pursuing any and all remedies available to it at law or equity.

SECTION 7

REPORTING REQUIREMENTS

7.1 Pricing and Other Data. Supplier must provide Broadlane with pricing information (and related cross-reference, product attributes, and product categorization data) in the electronic format as set forth on http://vendors.broadlane.com/DataTemplates.aspx, which are subject to revision from time-to-time. Broadlane and Supplier must mutually agree upon the method of transmission of this pricing data. At Broadlane's request, Supplier must provide Broadlane with a complete catalog of all of its products (including the Products) in electronic format.

7.2 Periodic Reporting. Accompanying each Administrative Fee payment, Supplier must provide Broadlane with a Sales Data Report in an EDI 867 format. If Supplier does not have an EDI 867 capability, then Supplier must provide Broadlane with a Sales Data Report in either CSV or Excel format. The EDI 867 format and the CSV/Excel file templates for the Sales Data Report are set forth on http://vendors.broadlane.com/DataTemplates.aspx, which are subject to revision from time-to-time. Supplier must pay Broadlane its hourly fee for Broadlane to re-format the data Supplier sends in any format not listed here. Upon Broadlane's request, Supplier must promptly provide Broadlane with additional line-item detail of the underlying transactions of a Sales Data Report to properly allocate and report Administrative Fees.

SECTION 8

MISCELLANEOUS

8.1 Broadlane Standard Terms and Conditions. Broadlane's standard terms and conditions are set forth on Exhibit C.

8.2 E-Commerce. Broadlane maintains BroadLink and the Web-based Interface as its private electronic market places. At Broadlane's request, Supplier must use either of BroadLink or the Web-based Interface, and execute a BSA or other e-commerce support agreement in a form mutually agreeable to Supplier and Broadlane within 60

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days after Broadlane's request. If Supplier does not execute a BSA or other support agreement as set forth in this Section 8.2, then Broadlane may, as its sole remedy, terminate this Agreement upon 30 days' prior written notice without cost or penalty.

8.3 Visitation Policies. In connection with sending a Representative to visit any Customer, Supplier and its Representative must comply with that Customer's visitation policy. Broadlane recommends that Supplier contact each Customer directly prior to any proposed visit to obtain a current copy of that Customer's visitation policy.

8.4 Controlling Terms. If there is a conflict between this Agreement and any other writing or correspondence between Supplier, Broadlane, or any Customer, then the terms of this Agreement control. If there is an internal conflict of terms within this Agreement, then the term found in the part of this Agreement first listed below controls: the main body of the Agreement; the exhibits in order of priority as set forth in the table following the signature blocks; any other exhibits provided to Broadlane by Supplier.

8.5 Entire Agreement. This Agreement may be executed in any number of counterparts, each of which is deemed an original but all of which constitute the same instrument. This Agreement, including all exhibits and attachments (all of which are incorporated in this Agreement by reference), constitutes the entire agreement on this subject and supersedes all previous and contemporaneous communications, representations, or agreements between Broadlane and Supplier regarding the referenced subject matter. This Agreement may not be modified orally, and no modification, amendment, or supplement is binding unless it is in writing and signed by authorized representatives of Broadlane and Supplier.

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Duly authorized representatives of the parties executed this Agreement as written below.

Broadlane, Inc.	**Bacterin International, Inc.**
By: [signature]	**By:** [signature], CEO
Name: Jim Ewer	**Name:** Guy S. Cook
Title: Vice President, Supply Chain Services	**Title:** Chief Executive Officer
Date: 1/23/10	**Date:** 1-22-10

Exhibits		**Order of Priority**
A	Products and Pricing	4
B	Definitions	1
C	Broadlane's Standard Terms and Conditions	2
D	Standard Terms and Conditions – Products	3
E	Supplier's Return Policy	5
F	Supplier's Product Warranties	6
G	Environmental Disclosures	7
H	Diversity Contracting Disclosures	8
I	Customer Consignment Agreement	9
J	Supplier's Screening, Donor Selection & Safety Guidelines	10

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